SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-UNC INC

          GABELLI FOUNDATION
                                 8/25/97           20,000            14.8750
                                 8/19/97           15,000            14.8750
          GABELLI INTERNATIONAL LTD
                                 9/03/97          100,000            14.9375
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/20/97           50,000            14.9250
               THE GABELLI EQUITY TRUST,INC.
                                 8/26/97           10,000            14.9350
                                 8/26/97           15,000            14.9250
               THE GABELLI ASSET FUND
                                 8/20/97          100,000            14.9250
               THE GABELLI ABC FUND
                                 8/25/97              200            14.9250
                                 8/22/97           13,800            14.9250
                                 8/19/97           50,000            14.9100
                                 8/19/97           50,000            14.9250
          GAMCO INVESTORS, INC.
                                 9/03/97          446,500            14.9375
          GAMCO INVESTORS, INC.
                                 8/25/97           15,000            14.8750
                                 8/21/97           10,000            14.8750
          GABELLI ASSOCIATES LTD
                                 8/21/97           75,000            14.8750
          GABELLI ASSOCIATES FUND
                                 9/03/97          225,000            14.9375
                                 8/27/97          185,000            14.8750
                                 8/26/97           33,600            14.8750
                                 8/22/97          125,000            14.8750
                                 8/20/97           30,000            14.8750
                                 8/20/97            2,500            14.8625
                                 8/19/97           25,000            14.8125


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-UNC INC SUB DEB CV

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 8/19/97               14           100.7500
          GAMCO INVESTORS, INC.
                                 8/28/97               19-           99.9211
                                 7/30/97               24-           99.7500
                                 7/17/97               13            99.8173
                                 7/15/97               26            99.5000
                                 7/11/97               10            99.5000
                                 7/08/97               19-           99.5000
                                 6/27/97                6              *DI
                                 6/23/97               23-           99.3370



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.